UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-5050	ALBERTO-CULVER COMPANY (a Delaware corporation)	36-2257936

2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000

1-32970	NEW ARISTOTLE HOLDINGS, INC. (a Delaware corporation)	20-5196741

2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000

333-136259	NEW SALLY HOLDINGS, INC. (a Delaware corporation)	20-5218701

2525 Armitage Avenue Melrose Park, Illinois 60160 (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2006, Alberto-Culver Company (“Alberto-Culver”), New Aristotle Holdings, Inc. (“New Alberto”), and Alberto-Culver USA, Inc. entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Bank of America, N.A., JPMorgan Bank, N.A., LaSalle Bank National Association, William Street Commitment Corporation, Citibank, NA, and Svenska Handelsbanken AB (publ), as Lenders (collectively, the “Lenders”), and Bank of America, N.A., as administrative agent, which amended and restated Alberto-Culver’s credit agreement dated August 31, 2004 (the “Original Credit Agreement”).

Pursuant to the Amended Credit Agreement, which has a five-year term expiring on November 13, 2011, the borrowers may borrow up to $300 million from the Lenders in either U.S. dollars or certain foreign currencies at an interest rate based on a fixed spread over LIBOR. No borrowings are currently outstanding under the facility.

The Amended Credit Agreement amended the Original Credit Agreement to provide for, among other things, (i) changes necessary to contemplate the separation of Alberto-Culver’s consumer products business and beauty supply distribution business into two separate, publicly-traded companies and the consummation of various related transactions in connection therewith (collectively, the “Separation Transactions”), (ii) the addition of New Alberto as a borrower under the Amended Credit Agreement and the termination of Sally Beauty Company, Inc. and Beauty Systems Group, Inc. as borrowing subsidiaries under the Amended Credit Agreement, (iii) reductions in the fixed spread applicable to LIBOR-based borrowings under, and the facility and utilization fees chargeable pursuant to, the Amended Credit Agreement, (iv) an extension of the maturity date applicable to borrowings under the Amended Credit Agreement until November 13, 2011, and (v) amendments to the financial covenants applicable to New Alberto and the other borrowers substituting a consolidated interest coverage ratio covenant for the consolidated fixed charge coverage ratio covenant provided for in the Original Credit Agreement, and adding a limitation on cumulative dividends and other restricted payments made after the consummation of the Separation Transactions to $250 million plus 50% of New Alberto’s consolidated net income from January 1, 2007 until the end of the most recent fiscal quarter prior to the declaration of such restricted payment.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amended Credit Agreement, included as Exhibit 4 to this filing and incorporated herein by reference to this Item 1.01.

Alberto-Culver has engaged Goldman Sachs & Co., an affiliate of William Street Commitment Corporation, one of the Lenders, to act as its financial advisor in connection with the Separation Transactions. Upon the consummation of the Separation Transactions, Alberto-Culver has agreed to pay Goldman Sachs a transaction fee of $16.5 million. In addition, two of the Lenders, Bank of America, N.A. and JPMorgan Bank, N.A., or their affiliates, together with various other financial institutions, have entered into a commitment letter to provide, in connection with the consummation of the Separation Transactions, debt financing to New Sally Holdings, Inc. (“New Sally”), the entity that will operate Alberto-Culver’s beauty supply distribution business after consummation of the Separation Transactions. These transactions are described in the proxy statement of Alberto-Culver and the prospectus-information statement of New Sally, each dated October 11, 2006, as filed by Alberto-Culver and New Sally with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is included herein:

Number	Description
4	Second Amended and Restated Credit Agreement dated as of November 13, 2006 among Alberto-Culver Company, New Aristotle Holdings, Inc., Alberto-Culver USA, Inc., Bank of America, N.A., as administrative agent, and the other financial institutions party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBERTO-CULVER COMPANY
NEW ARISTOTLE HOLDINGS, INC.
NEW SALLY HOLDINGS, INC.

By:	/s/ William J. Cernugel
Name:	William J. Cernugel
Title:	Senior Vice President and Chief Financial Officer

Date: November 14, 2006

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EXHIBIT INDEX

Number	Description
4	Second Amended and Restated Credit Agreement dated as of November 13, 2006 among Alberto-Culver Company, New Aristotle Holdings, Inc., Alberto-Culver USA, Inc., Bank of America, N.A., as administrative agent, and the other financial institutions party thereto.

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